UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

     On December 19, 2014, the Federal Housing Finance Agency (the "FHFA") approved the recently submitted merger application of the Federal Home Loan Bank of Seattle and the Federal Home Loan Bank of Des Moines relating to the proposed merger of the two banks in accordance with the Agreement and Plan of Merger (the "Merger Agreement") filed with the Form 8-K dated September 25, 2014, subject to satisfaction of closing conditions set forth in the FHFA approval letter, including the ratification of the Merger Agreement by members of both banks.
The member announcement and joint press release are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. The information contained in Exhibits 99.1 and 99.2 is being furnished pursuant to this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference.
Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	Member Announcement issued by Federal Home Loan Bank of Seattle, dated December 22, 2014
99.2	Joint Press Release issued by Federal Home Loan Bank of Seattle and Federal Home Loan Bank of Des Moines, dated December 22, 2014

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: December 22, 2014	By: /s/ Michael L. Wilson
Michael L. Wilson President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Member Announcement issued by Federal Home Loan Bank of Seattle, dated December 22, 2014
99.2	Joint Press Release issued by Federal Home Loan Bank of Seattle and Federal Home Loan Bank of Des Moines, dated December 22, 2014